Exhibit 99.1

Revelation Biosciences, Inc. Announces Financial Results for the Three and Twelve Months Ended December 31, 2024

San Diego, CA – March 6, 2025 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company that is focused on rebalancing inflammation to optimize health, today reported its three and twelve months ended December 31, 2024 financial results.

Corporate Highlights

•
Announced dosing of first patient in PRIME Phase 1b Clinical Study of Gemini in CKD Patients
•
Announced start of its PRIME Phase 1b Clinical Study of Gemini in CKD Patients
•
Announced FDA Acceptance of Gemini IND
•
Received net proceeds of $3.7 million from the exercise of warrants in December 2024

“We made significant progress at the end of last year and hope to continue that pace in 2025.” said James Rolke, Chief Executive Officer of Revelation. “Now that the Phase 1b PRIME clinical study is up and running we anticipate the completion of enrollment and more importantly topline data mid-year.”

Results of Operations

As of December 31, 2024, Revelation had $6.5 million in cash and cash equivalents, compared to $12.0 million as of December 31, 2023. The decrease in cash and cash equivalents was primarily due to cash used for operating activities, in large part the LifeSci Capital LLC judgment and payments to other SPAC IPO bankers, which the Company received releases for, offset by net cash received from financing activities. Based on current operating plans and projections, Revelation believes that its current cash and cash equivalents are sufficient to fund operations into 2025.

Revelation’s net cash used for operating activities for the twelve months ended December 31, 2024 was $18.3 million compared to net cash used for operating activities of $7.3 million for the same period in 2023. Revelation’s net loss for the three months ended December 31, 2024 was $1.7 million, or $4.98 basic and diluted net loss per share compared to a net loss of $2.2 million, or $133.64 basic and diluted net loss per share for the same period in 2023. Revelation’s net loss for the twelve months ended December 31, 2024 was $15.0 million, or $87.68 basic and diluted net loss per share compared to a net loss of $0.1 million, or $8.44 basic and diluted net loss per share for the same period in 2023.

About Gemini

Gemini is an intravenously administrated, proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®) that reduces the damage associated with inflammation by reprograming the innate immune system to respond to stress (trauma, infection, etc.) in an attenuated manner. Revelation has conducted multiple preclinical studies demonstrating the therapeutic potential of Gemini in the target indications. Revelation previously announced positive Phase 1 clinical data for intravenous treatment with Gemini. The primary safety endpoint was met in the Phase 1 study, and results demonstrated statistically significant pharmacodynamic activity as observed through expected changes in multiple biomarkers including upregulation of IL-10.

Gemini is being developed for multiple indications including as a pretreatment to prevent or reduce the severity and duration of acute kidney injury (GEMINI-AKI program), and as pretreatment to prevent or reduce the severity and duration of post-surgical infection (GEMINI-PSI program). In addition, Gemini may be a treatment to stop or slow the progression of chronic kidney disease (GEMINI-CKD program).

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on harnessing the power of trained immunity for the prevention and treatment of disease using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-surgical infection, as a prevention for acute kidney injury, and for the treatment of chronic kidney disease.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$605,504	$1,059,984	$3,548,996	$4,145,902
General and administrative	1,148,384	1,265,906	4,426,113	4,510,762
Total operating expenses	1,753,888	2,325,890	7,975,109	8,656,664
Loss from operations	(1,753,888)	(2,325,890)	(7,975,109)	(8,656,664)
Other (expense) income:
Change in fair value of warrant liability	2,557	68,202	81,441	8,328,937
Other (expense) income, net	25,612	54,785	(7,144,868)	207,473
Total other (expense) income, net	28,169	122,987	(7,063,427)	8,536,410
Net loss	$(1,725,719)	$(2,202,903)	$(15,038,536)	$(120,254)

Net loss per share, basic and diluted	$(4.98)	$(133.64)	$(87.68)	$(8.44)
Weighted-average shares used to compute net loss per share, basic and diluted	346,504	16,484	171,510	14,246

REVELATION BIOSCIENCES, INC.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$6,499,018	$11,991,701
Deferred offering costs	—	71,133
Prepaid expenses and other current assets	66,699	84,691
Total current assets	6,565,717	12,147,525
Property and equipment, net	56,332	65,084
Total assets	$6,622,049	$12,212,609
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$783,621	$1,359,898
Accrued expenses	1,127,800	1,152,460
Deferred underwriting commissions	—	2,911,260
Warrant liability	2,246	141,276
Total current liabilities	1,913,667	5,564,894
Total liabilities	1,913,667	5,564,894
Stockholders’ equity:
Common Stock, $0.001 par value; 500,000,000 shares authorized at December 31, 2024 and December 31, 2023 and 522,223 and 16,484 issued and outstanding at December 31, 2024 and December 31, 2023, respectively	522	16
Additional paid-in-capital	45,213,498	32,114,801
Accumulated deficit	(40,505,638)	(25,467,102)
Total stockholders’ equity	4,708,382	6,647,715
Total liabilities and stockholders’ equity	$6,622,049	$12,212,609

Company Contacts

Mike Porter

Investor Relations

Porter LeVay & Rose Inc.

Email: mike@plrinvest.com

Chester S. Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com